EXHIBIT 6.2

BEYOND WELLNESS INTERNATIONAL, INC.

CONVERTIBLE PROMISSORY NOTE SUBSCRIPTION AGREEMENT

Beyond Wellness International, Inc.
303 East 4th Street
Los Angeles, CA 90013

Gentlemen:

In connection with the private offering by Beyond Wellness International, Inc., a Nevada corporation (the "Company") of up to $500,000 in principal amount 12% One Year Convertible Promissory Notes (the "Notes"), the undersigned purchaser (the "Purchaser") hereby offers to purchase such principal amount of Notes set forth below.

l. The Company has duly authorized the sale of up to $500,000 in principal amount 12% One Year Convertible Promissory Notes. The Principal Amount of the Note, will be payable One (I) Year from the date of issuance (the "Maturity Date") . The Company shall also pay to the holder interest on said principal sum of this Note at the rate of twelve percent (12%) per annum, accruing from and after the date hereof. Such interest payments shall commence on _________ (prorated from the date of the Note) and shall thereafter be paid on the first business day of each consecutive calendar month, and on the Maturity Date, accelerated or otherwise.

2. Subject to the terms and conditions of this Agreement , the Company shall sell to the Purchaser, and the Purchaser hereby purchases from the Company, the aggregate amount of the Notes indicated on the signature page attached hereto. Such purchase and sale shall take place at a closing (the "Closing") to be held either by mail or at the office of the Company on or before ________ or on such date and at such place and time as may be mutually agreed upon by the Company and the Purchaser, which date may be extended by the Company in its sole discretion.

3. The Purchaser represents, warrants, confirms and agrees with the Company as follows:

3.1 The Purchaser acknowledges receipt and review of the Term Sheet and Executive Summary as provided by the Company.

3.2 The Purchaser has full right, power and authority to execute and deliver this Agreement and to perform each of his obligations hereunder. This Agreement has been duly executed and delivered on behalf of the Purchaser and constitutes the valid and binding obligation of the Purchaser in accordance with its terms. The Purchaser is not subject to any restriction or agreement which prohibits or would be violated by the execution and delivery hereof or the consummation of the transactions contemplated herein or pursuant to which the consent of any third person, firm or corporation is required in order to give effect to the transactions contemplated herein.

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3.3 The Purchaser is acquiring the Notes for his own account for investment and not with a view to the resale or distribution thereof, whether in whole or in part. The Purchaser confirms the meaning of his representation to be that he does not now intend to dispose of all or any portion of the Notes; and that to the best of his knowledge and belief there is no circumstances in the foreseeable future, of which he is now aware, which would require the resale of any portion of such Notes.

3.4 The Purchaser has adequate means of providing for all his anticipated personal needs and has sufficient means to bear the economic risk of losing his investment.

3.5 The Purchaser will not sell, assign, transfer, pledge or distribute any Notes in violation of the Act, and the rules and regulations promulgated thereunder and any applicable state securities law, rule or regulation.

3.6 The Purchaser acknowledges that in formulating his decision to acquire the Notes, he has relied solely upon his own independent investigation of the Company and its business, assets, financial condition and prospects and has consulted with his legal and financial advisors with respect to the nature of his investment and the transactions contemplated herein, and has had the opportunity to make inquiry of Company management as part of his due diligence process. The Purchaser (i) is an "accredited investor" as defined under Section 50l(a) of Regulation D, a summary of which is attached hereto as Exhibit A-I; (ii) has such knowledge of business and financial affairs as is necessary to enable him to understand the nature of the risks attendant to investments in securities in general and to an investment in the Company in particular, and to understand the particular financial and business matters conducted by the Company; (iii) has determined on the basis of consultations with his own legal and tax advisors that the purchase of Notes of the Company is consistent with his own investment objectives and income prospects; and (iv) has had access to any and all information concerning the Company which he and his legal and tax advisors requested or considered necessary to make a proper evaluation of his investment.

3.7 The offer and sale of the Notes has not been registered under the Act or under any applicable state securities law and is intended to be exempt from the registration requirements of the Act by virtue of one or more exemptions promulgated thereunder. Such Purchaser further understands that the Notes being issued hereunder is being issued in reliance upon the exemptions from the registration requirements of the Act provided by Regulation D promulgated under the Act, and in reliance on exemptions from the registration requirements of certain state securities laws, on the grounds that the offering involved has been limited to "accredited investors", as defined under Section 50l(a) of Regulation D, a summary of which is attached hereto as Exhibit A-1. None of the Notes may be sold, assigned, transferred, pledged or distributed unless (i) there is in effect a valid registration statement under the Act covering such sale, assignment, transfer, pledge, or distribution and such sale, assignment , transfer, pledge or distribution is completed in accordance therewith and in accordance with all applicable state securities laws, rules or regulations or (ii) there is delivered to the Company a written opinion of counsel satisfactory to the Company to the effect that such registration is not required, as well as such other documentation incident to such sale, assignment, transfer, pledge or distribution as counsel for the Company shall reasonably request.

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3.8 The Purchaser acknowledges that the Notes which may be issued hereunder shall bear a legend reciting, without limitation, the restrictions on transfer contemplated herein and such other matters as the Company shall deem appropriate.

3.9 The covenants, representations, warranties and agreements of the Purchaser contained herein shall survive the execution hereof and the purchase of the Notes. The Purchaser agrees to indemnify the Company and its officers, directors, agents and employees from and against all loss and liability (including reasonable attorneys' fees) arising out of a breach of any such representations, warranties, covenants and agreements. Notwithstanding the foregoing, no representation, warranty, covenant or agreement made by the Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to the Purchaser under applicable federal or state securities laws.

3.10 At any time on or before the Maturity Date, the Holder of this Note shall have the right to convert the principal and accrued and unpaid interest into fully-paid and non-assessable Shares of Common Stock of the Company at a Conversion Price of $1.00 per Share.

4. This Agreement and the rights, powers and duties set forth herein shall bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

5. The Purchaser may not assign any of his rights or interests in, to or under this Agreement without submitting written notice to the Company.

6. This Agreement (and all agreements and instruments incorporated herein by reference) represents the entire agreement of the parties with respect to the subject matter hereof and may not be changed or terminated orally.

7. No waiver by any party of any breach of any term hereof shall be construed as a waiver of any subsequent breach of that term or any other term of the same or of a different nature.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

9. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows Exhibit]

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Exhibit A-1

As used in Regulation D "accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of I 940 or a bu s ine ss de velopme nt company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration; any plan established and maintained by a state, its political subdivisions, or any agency for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary , which is either a bank, savings and loan association, insurance company , or registered investment advise r, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investme nt Advisers Act of 1940;

(3) Any organization described in section 50l(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar bus iness trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, not including the equity value of the person' s principal residence;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; and

(8) Any entity in which all of the entity owners are accredited investors.

The above definition is a summary only of Regulation D (Reg. § 230.51 ) of the Securities Act of 1933. Regulation D in its entirety should be consulted for more specific requirements.

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BEYOND WELLNESS INTERNATIONAL, INC.

PURCHASER SIGNATURE PAGE

Total Principal Amount of Note Purchased: $__________________

___________________________________
Signature

Name:_______________________________

Address:_____________________________

_____________________________

___________________

Social Security Number
For Individual or Other
Taxpayer Identification Number

SUBSCRIPTION ACCEPTED:

BEYOND WELLNESS INTERNATIONAL, INC.

By:_____________________________________

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